UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012 (May 10, 2012)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska		68179
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 10, 2012, in Salt Lake City, Utah (the Meeting). Of the 478,746,621 shares outstanding and entitled to vote at the Meeting, 418,817,692 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 87.48%. The shareholders of the Company’s common stock considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2013 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non- Votes

Andrew H. Card, Jr.	377,912,117	1,528,040	460,761	38,916,774
Erroll B. Davis, Jr.	372,850,107	6,485,357	565,454	38,916,774
Thomas J. Donohue	369,695,422	9,740,973	464,523	38,916,774
Archie W. Dunham	375,097,691	4,303,345	499,882	38,916,774
Judith Richards Hope	374,882,494	4,543,340	475,084	38,916,774
Charles C. Krulak	377,872,229	1,537,501	491,188	38,916,774
Michael R. McCarthy	377,816,969	1,573,727	510,222	38,916,774
Michael W. McConnell	377,976,271	1,428,324	496,323	38,916,774
Thomas F. McLarty III	373,323,631	6,064,505	512,782	38,916,774
Steven R. Rogel	370,129,296	9,288,803	482,819	38,916,774
Jose H. Villarreal	372,584,739	6,797,289	518,890	38,916,774
James R. Young	368,605,652	10,786,541	508,725	38,916,774

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2012

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 by the following count:

Votes For	Votes Against	Abstentions

412,663,949	5,604,132	549,611

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes

365,235,548	13,275,173	1,390,197	38,916,774

Proposal 4 – Shareholder Proposal Regarding Lobbying Activities

A shareholder of the Company submitted a proposal requesting that the Board of Directors authorize the preparation of an annual report disclosing the Company’s lobbying activities. The holders of the Company’s common stock voted against Proposal 4 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes

124,531,868	226,513,005	28,856,045	38,916,774

Proposal 5 – Shareholder Proposal Regarding Executive Stock Ownership

A shareholder of the Company submitted a proposal requesting that the Company adopt a policy requiring senior executives to retain a significant percentage of stock acquired through equity pay programs until one-year following their termination with the Company. The holders of the Company’s common stock voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes

100,920,866	277,194,412	1,785,640	38,916,774

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2012

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel and Assistant Secretary